Exhibit 1.01

CONFLICT MINERALS REPORT OF 2016

TO

FORM SD SPECIALIZED DISCLOSURE REPORT

OF

ECOLAB INC.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws.  Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of the future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG (as such term is defined below) benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, (3) the accuracy and validity of the audits conducted under the Conflict-Free Smelter Program (“CFSP”) and analogous audit programs with which the Conflict-Free Sourcing Initiative (“CSFI”) has a mutual recognition agreement and (4) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of the filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of the filing of this document or to reflect the occurrence of unanticipated events.

I.Introduction

Except where the context otherwise requires, references in this Conflict Minerals Report to “Ecolab,” “Company,” “we” and “our” are to Ecolab Inc. and its subsidiaries, collectively.  As used herein and consistent with the Conflict Minerals Rule (as such term is defined below),  (1) “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold and wolframite, and their metallic-form derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals, and (2) the “Conflict Minerals Rule” is, collectively, Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD.

Applicability of the Conflict Minerals Rule to Our Company

We are the global leader in water, hygiene and energy technologies and services that protect people and vital resources.  We deliver comprehensive solutions, expertise and on-site service to promote safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries.  Our cleaning and sanitizing programs and products, pest elimination services, and equipment maintenance and repair services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors.  Our products and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining and other industrial processes.

We are required to make filings pursuant to the Conflict Minerals Rule because some of the products that we manufacture or contract to manufacture, in particular certain components of our control and dispensing equipment and healthcare product offerings, contain metallic forms of 3TG that are necessary to the functionality or production of the products.  Not all of our products contain 3TG. The 3TG content in our products accounts for only a small percentage of the total materials content and our products with 3TG content accounted for less than 1% of our 2016 total sales. Our in-scope products taken together as a whole include all four 3TG, though each in-scope product does not include all four 3TG.

We do not directly source 3TG from mines, smelters or refiners, and we believe that we are in most cases many levels removed from these market participants.  However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy described below.

Reasonable Country of Origin Information

As required by the Conflict Minerals Rule, for 2016, we conducted a “reasonable country of origin inquiry” (“RCOI”) of the direct suppliers of the components, parts or products believed by us to contain 3TG.  Our RCOI was reasonably designed to determine in good faith whether any of the 3TG in our in-scope products may have originated or did originate in the DRC or an adjoining country or from recycled or scrap sources. For our RCOI, we utilized the processes and procedures contemplated by Steps 1 and 2 of the OECD Guidance (as defined below).  These steps of the OECD Guidance are described under “Design of Due Diligence Measures” and “Due Diligence Measures Performed by Ecolab.”

In connection with our RCOI, product-level supplier surveys identified to us 266 smelters and refiners that processed the necessary 3TG contained in our in-scope products. As of May 12, 2017, 225 (approximately 85%) of these smelters and refiners were listed as “compliant” by the CFSI with applicable CFSP assessment protocols, 7 as “active” with respect to progressing to compliance with such protocols,  and 34 were not compliant or active. An additional 46 facilities could not be verified.  The smelters and refiners and their compliance status are listed on Annexes I and II.

To help achieve a greater level of specificity in determining the countries of origin of the 3TG processed by the smelters and refiners identified by our suppliers, we continued our practice of enlisting the services of a third-party service provider (the “Reviewer”) to review the smelters and refiners identified to us and provide us with a list of the related countries of origin known to it. The identified countries of origin are listed below under “Product, Smelter and Refiner and Country of Origin Information.”  Our country of origin determinations are derived from the information provided to us by the Reviewer, which is substantially based on mineral origin information in reports published by the U.S. Geological Survey.  Certain of the other compliance activities described in this Conflict Minerals Report were performed on our behalf by the Reviewer.

Based on the information provided by the Reviewer and our own analysis, we had reason to believe that some of the identified smelters and refiners sourced from the DRC and its adjoining countries.  Based on the results of our RCOI, we conducted due diligence for 2016. These due diligence efforts are discussed below.

II.Design of Due Diligence Measures

We designed  our 3TG compliance procedures based on, and in conformity in all material respects with, the applicable portions of the five step framework of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016 Third Edition),  including the supplements on tin, tantalum and tungsten and gold (the “OECD Guidance”).  Selected elements of our program design are discussed below. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in respect of 2016 are discussed below under “Due Diligence Measures Performed by Ecolab.”

1.Establish strong company management systems

a. We have a team of responsible personnel from our regulatory affairs, global supply chain and legal functions for the management and continued implementation of our 3TG compliance strategy. We also utilize specialist outside counsel and other advisors to assist us with our compliance efforts.

b. We have adopted and communicate to our suppliers and the public a company policy regarding 3TG (the “Conflict Minerals Policy”) for our supply chain. Among other things, the Conflict Minerals Policy contains our expectations that our suppliers:  (i) supply materials to Ecolab that are “DRC Conflict-Free”;  (ii) adopt policies and management systems with respect to 3TG and require their suppliers to adopt similar policies and systems; (iii) establish their own due diligence program to ensure conflict-free supply chains; and (iv) respond to survey requests in a timely manner, and with full disclosure, following the specific instructions provided. The Conflict Minerals Policy indicates that, in the event Ecolab determines that a supplier’s efforts to comply with the Conflict Minerals Policy have been deficient and the supplier fails to cooperate in developing and implementing reasonable remedial steps, Ecolab reserves the right to take appropriate actions up to and including discontinuing purchases from the supplier. Our policy is available on our website at http://www.ecolab.com/sustainability/commitment-to-sustainability/ethical-sourcing.

Through our procurement policies and industry association membership and participation we support responsible sourcing from the DRC region. We do not support embargoes of the region.

c. We utilize the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) developed by the CFSI to identify smelters and refiners in our supply chain. The Conflict Minerals Reporting Template requests suppliers to provide information concerning the usage and source of 3TG in the products they provide Ecolab, as well as information concerning their related compliance efforts.

d. We are a member of the CFSI. Company personnel on our Conflict Minerals practices team are members of the CFSI due diligence practice team. Additionally, we participate as a member of the Conflict Minerals Task Force in the Twin Cities (Minneapolis-St. Paul) for the purpose of aligning our approach and establishing best practices with other firms with respect to compliance with the Conflict Minerals Rule.

e. We have implemented an IT solution to engage our direct suppliers and to maintain responses relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, in an electronic format for at least five years.

f. Our procurement terms and conditions contain provisions relating to the sourcing of 3TG to be contained in our products.

g. We include as a part of our supplier quality review process inquiries concerning the supplier’s policies and procedures relating to 3TG sourcing.

h. In addition to other reporting methods set forth on our web site and in our Code of Conduct and Supplier Code of Conduct, we have a dedicated email address, conflictminerals@ecolab.com, which can be used by interested internal and external parties to contact Ecolab with respect to its supplier surveys, Conflict Minerals Policy and related matters such as grievances, concerns and other possibly relevant information.  This email serves as our grievance mechanism.

2.Identify and assess risk in the supply chain

a. We request that suppliers provide us with information concerning the usage and source of 3TG in the parts that they sell to us and their related compliance efforts through the completion of a Conflict Minerals Reporting Template. We follow up by email with suppliers that do not respond to the request within a specified time frame.

b. Our IT solution utilizes programming logic to review the Conflict Minerals Reporting Templates that we receive from suppliers and flags responses not conforming to specified criteria.

c. Smelter and refiner data is reviewed for us by the Reviewer to verify, to the extent known by the Reviewer based on its research, (a) the validity of the smelters and refiners identified to us by the suppliers, (b) the audit status of such smelters and refiners, (c) the country of origin of the 3TG processed by such smelters and refiners, (d) the plausibility of the identified countries of origin having 3TG reserves or mines, and (e) whether such smelters and refiners obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

3.Design and implement a strategy to respond to identified risks

We have procedures for monitoring and reporting on risk to designated senior management, including our Executive Vice President and General Counsel, on an ongoing basis. Pursuant to these procedures, our 3TG compliance team also reports the findings of its compliance efforts to a steering committee comprised of management personnel from our global supply chain, regulatory affairs, legal, research and development and sustainability functions.

We utilize a risk mitigation framework that allows for a flexible response commensurate with the risks identified. Under the framework, actions range from supplier education and follow-up to discontinuing purchases from a supplier.

In addition, to the extent that identified smelters and refiners are not listed as compliant, we seek to exercise leverage over these smelters and refiners to become so through our participation in and support of the CFSI. We also utilize information provided by the CFSI to its members to monitor smelter and refiner improvement.

4.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

We support the CFSP through our membership in the CFSI. The CFSP uses an independent third-party audit of smelter and refiner management systems and sourcing practices to validate compliance with CFSP protocols and current global standards. The audit employs a risk-based approach to validate smelters’ and refiners’ company level management processes for responsible mineral procurement.

In connection with our due diligence, we utilize and rely on information made available by the CFSI concerning CFSP audits to assess smelter and refiner due diligence and to determine whether a smelter or refiner is compliant.

The data on which we relied for certain statements in this Conflict Minerals Report was obtained through our membership in the CFSI.

5.Report on supply chain due diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these documents available on our website at http://www.ecolab.com/sustainability/commitment-to-sustainability/ethical-sourcing.

III.Due Diligence Measures Performed by Ecolab

Ecolab has performed the due diligence and related measures set forth below in respect of 2016. These are not all of the measures that we took in respect of 2016 in furtherance of our Conflict Minerals Policy and 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance.

Following the completion of our Conflict Minerals Report for the 2015 reporting year, we conducted a risk assessment of non-responsive suppliers. While we did not suspend or terminate trading with such suppliers, we implemented an enhanced risk mitigation plan, which involved engagement of several of the suppliers representing the highest portion of our equipment expenditures to ensure improved compliance with our Conflict Minerals Policy, including timely responses to survey requests.

We sent requests to our in-scope suppliers to provide us with a completed Conflict Minerals

Reporting Template. We followed up by email with the suppliers that did not provide a response within the specified time frame.

We reviewed the completed responses received from the suppliers based on our approved review criteria to identify incomplete responses and specified sourcing risks and sent follow-up emails to suppliers providing incomplete or non-conforming responses.

We enlisted the services of the Reviewer to verify, to the extent known by the Reviewer based on its research, (a) the validity of the smelters and refiners identified to us by the suppliers, (b) the audit status of such smelters and refiners, (c) the country of origin of the 3TG processed by such smelters and refiners, (d) the plausibility of the identified countries of origin having 3TG reserves or mines, and (e) whether such smelters and refiners obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

Our 3TG compliance team reported the findings of its compliance efforts in respect of 2016 to our management steering committee.

We participated in independent third-party audits of smelters and refiners through our membership in the CFSI. In addition, our Conflict Minerals practices team personnel were members of the CFSI due diligence practices team.

IV.Product, Smelter and Refiner and Country of Origin Information

In-Scope Product Categories

For 2016, our in-scope products were in the following product categories:

A. Equipment used for the control and dispensing of chemical products.

B. Healthcare patient management systems and other miscellaneous components related to our Healthcare products.

Identified Smelters and Refiners

In connection with our due diligence, the suppliers identified to us the verified smelters and refiners listed in Annex I and Annex II below as having processed the necessary 3TG contained in our in-scope products in 2016.  However, not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products.  In some cases, suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners listed in the Annexes may not be all of the smelters and refiners in our supply chain, since the suppliers may have been unable to identify the smelters and refiners of some of the necessary 3TG content contained in our in-scope products and because not all suppliers responded to our inquiries.

Annex I provides a list of smelters and refiners reported by the CFSI as compliant with applicable CFSP assessment protocols or active with respect to progressing to compliance with such protocols. Annex II provides a list of verified smelters and refiners that were not included on the aforementioned CFSI list. The Reviewer was unable to verify the status of 46 facilities provided to us. Such unverified facilities are not listed on the Annexes. We are continuing to investigate these and, if they are determined to be smelters/refiners, we will incorporate them into our due diligence process.

Potential Countries of Origin

In addition to sourcing from recycled and scrap sources, based on information received from the Reviewer, Ecolab believes the country of origin of the 3TG sourced by the smelters and refiners in the Annexes may include  the following:  Angola, Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Burundi, Cambodia, Canada, Central African Republic, Chile, China, Colombia, Republic of the Congo, Czech Republic, the DRC, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, Germany, Ghana, Guinea, Guyana, India, Indonesia, Ireland, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Saudi Arabia, Sierra Leone, Slovakia, South Africa, South Korea, South Sudan, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, Uganda, United Kingdom, United States, Uzbekistan, Viet Nam, Zambia and Zimbabwe.

For 2016, notwithstanding our compliance efforts, we may not have been able to determine the facilities at which at least a portion of the necessary 3TG contained in each of our in-scope products were processed. We also may not have been able to determine the country of origin for at least a portion of the necessary 3TG contained in each of our in-scope products. None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the suppliers provide us with a completed Conflict Minerals Reporting Template and through the other measures described in this Conflict Minerals Report.  Additionally, the Reviewer assisted us in determining whether the smelters and refiners identified to us by our suppliers obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country to the extent known by the Reviewer from its research.

V.Steps to Improve Due Diligence

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups:

Implement a new IT solution, which we anticipate will, among other benefits, increase the number of Conflict Mineral Report Templates that we receive and enhance our assessment of non-conforming responses.

Continue follow-up with direct suppliers that were unresponsive or provided non-conforming responses to improve response rates and quality of information.

Continue our membership in the CFSI.

ANNEX I

List of Facilities Compliant with CFSP Protocols or on CFSI Active List

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Advanced Chemical Company	Gold	Compliant	United States
Aida Chemical Industries Co., Ltd.	Gold	Compliant	Japan
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	Compliant	Germany
Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Compliant	Uzbekistan
AngloGold Ashanti Córrego do Sítio Mineração	Gold	Compliant	Brazil
Argor-Heraeus SA	Gold	Compliant	Switzerland
Asahi Pretec Corporation	Gold	Compliant	Japan
Asahi Refining Canada Limited	Gold	Compliant	Canada
Asahi Refining USA Inc.	Gold	Compliant	United States
Asaka Riken Co., Ltd.	Gold	Compliant	Japan
Aurubis AG	Gold	Compliant	Germany
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Compliant	Philippines
Boliden AB	Gold	Compliant	Sweden
C. Hafner GmbH + Co. KG	Gold	Compliant	Germany
CCR Refinery - Glencore Canada Corporation	Gold	Compliant	Canada
Chimet S.p.A.	Gold	Compliant	Italy
Cendres + Métaux SA	Gold	Active	Switzerland
Daeijin Indus Co., Ltd.	Gold	Compliant	South Korea
DODUCO GmbH	Gold	Compliant	Germany
Dowa	Gold	Compliant	Japan
DSC (Do Sung Corporation)	Gold	Compliant	South Korea
Eco-System Recycling Co., Ltd.	Gold	Compliant	Japan
Geib Refining Corporation	Gold	Compliant	United States
Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	Compliant	China
Heimerle + Meule GmbH	Gold	Compliant	Germany
Heraeus Metals Hong Kong Ltd.	Gold	Compliant	China
Heraeus Precious Metals GmbH & Co. KG	Gold	Compliant	Germany
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	Compliant	China
Ishifuku Metal Industry Co., Ltd.	Gold	Compliant	Japan
Istanbul Gold Refinery	Gold	Compliant	Turkey
Japan Mint	Gold	Compliant	Japan
Jiangxi Copper Company Limited	Gold	Compliant	China
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	Compliant	Russia
JSC Uralelectromed	Gold	Compliant	Russia
JX Nippon Mining & Metals Co., Ltd.	Gold	Compliant	Japan
Kazzinc	Gold	Compliant	Kazakhstan
Kennecott Utah Copper LLC	Gold	Compliant	United States
KGHM Polska Miedź Spόtka Akcyjna	Gold	Active	Poland
Kojima Chemicals Co., Ltd.	Gold	Compliant	Japan

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Kyrgyzaltyn JSC	Gold	Compliant	Kyrgyzstan
LS-NIKKO Copper Inc.	Gold	Compliant	South Korea
Materion	Gold	Compliant	United States
Matsuda Sangyo Co., Ltd.	Gold	Compliant	Japan
Metalor Technologies (Hong Kong) Ltd.	Gold	Compliant	China
Metalor Technologies (Singapore) Pte., Ltd.	Gold	Compliant	Singapore
Metalor Technologies (Suzhou) Co Ltd	Gold	Compliant	China
Metalor Technologies SA	Gold	Compliant	Switzerland
Metalor USA Refining Corporation	Gold	Compliant	United States
Metalúrgica Met-Mex Peñoles S.A. de C.V	Gold	Compliant	Mexico
Mitsubishi Materials Corporation	Gold	Compliant	Japan
Mitsui Mining & Smelting Co., Ltd.	Gold	Compliant	Japan
Moscow Special Alloys Processing Plant	Gold	Compliant	Russia
Nadir Metal Rafineri San. Ve Tic. A.Ş	Gold	Compliant	Turkey
Navoi Mining and Metallurgical Combinat	Gold	Active	Uzbekistan
Nihon Material Co., Ltd.	Gold	Compliant	Japan
Ohura Precious Metal Industry Co., Ltd.	Gold	Compliant	Japan
OJSC Krastsvetmet	Gold	Compliant	Russia
OJSC Novosibirsk Refinery	Gold	Compliant	Russia
PAMP SA	Gold	Compliant	Switzerland
Prioksky Plant of Non-Ferrous Metals	Gold	Compliant	Russia
PT Aneka Tambang (Persero) Tbk	Gold	Compliant	Indonesia
PX Précinox S.A.	Gold	Compliant	Switzerland
Rand Refinery (Pty) Ltd.	Gold	Compliant	South Africa
Republic Metals Corporation	Gold	Compliant	United States
Royal Canadian Mint	Gold	Compliant	Canada
Samduck Precious Metals	Gold	Compliant	South Korea
Saxonia Edelmetalle GmbH	Gold	Compliant	Germany
Schöne Edelmetaal B.V.	Gold	Compliant	Netherlands
SEMPSA Joyería Platería SA	Gold	Compliant	Spain
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	Compliant	China
Sichuan Tianze Precious Metals Co., Ltd.	Gold	Compliant	China
Singway Technology Co., Ltd.	Gold	Compliant	Taiwan
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	Compliant	Russia
Solar Applied Materials Technology Corp.	Gold	Compliant	Taiwan
Sumitomo Metal Mining Co., Ltd.	Gold	Compliant	Japan
Tanaka Kikinzoku Kogyo K.K.	Gold	Compliant	Japan
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	Compliant	China
Tokuriki Honten Co., Ltd.	Gold	Compliant	Japan
Torecom	Gold	Compliant	South Korea
Umicore Brasil Ltda.	Gold	Compliant	Brazil
Umicore Precious Metals Thailand	Gold	Compliant	Thailand
Umicore SA Business Unit Precious Metals Refining	Gold	Compliant	Belgium
United Precious Metal Refining, Inc.	Gold	Compliant	United States
Valcambi SA	Gold	Compliant	Switzerland
Western Australian Mint trading as The Perth Mint	Gold	Compliant	Australia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
WIELAND Edelmetalle GmbH	Gold	Compliant	Germany
Yamamoto Precious Metal Co., Ltd.	Gold	Compliant	Japan
Yokohama Metal Co., Ltd.	Gold	Compliant	Japan
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	Compliant	China

Changsha South Tantalum Niobium Co., Ltd.	Tantalum	Compliant	China
Conghua Tantalum and Niobium Smeltry	Tantalum	Compliant	China
D Block Metals, LLC	Tantalum	Compliant	United States
Duoluoshan	Tantalum	Compliant	China
Exotech Inc.	Tantalum	Compliant	United States
F&X Electro-Materials Ltd.	Tantalum	Compliant	China
FIR Metals & Resource Ltd.	Tantalum	Compliant	China
Global Advanced Metals Aizu	Tantalum	Compliant	Japan
Global Advanced Metals Boyertown	Tantalum	Compliant	United States
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	Compliant	China
H.C. Starck Co., Ltd.	Tantalum	Compliant	Thailand
H.C. Starck Hermsdorf GmbH	Tantalum	Compliant	Germany
H.C. Starck Inc.	Tantalum	Compliant	United States
H.C. Starck Ltd.	Tantalum	Compliant	Japan
H.C. Starck Smelting GmbH & Co.KG	Tantalum	Compliant	Germany
H.C. Starck Tantalum and Niobium GmbH	Tantalum	Compliant	Germany
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	Compliant	China
Hi-Temp Specialty Metals, Inc.	Tantalum	Compliant	United States
Jiangxi Dinghai Tantalum & Niobium Co., Ltd	Tantalum	Compliant	China
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	Compliant	China
Jiujiang Nonferrous Metals Smelting Company Limited	Tantalum	Compliant	China
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	Compliant	China
KEMET Blue Metals	Tantalum	Compliant	Mexico
Kemet Blue Powder	Tantalum	Compliant	United States
King-Tan Tantalum Industry Ltd.	Tantalum	Compliant	China
LSM Brasil S.A.	Tantalum	Compliant	Brazil
Metallurgical Products India Pvt., Ltd.	Tantalum	Compliant	India
Mineração Taboca S.A.	Tantalum	Compliant	Brazil
Mitsui Mining & Smelting	Tantalum	Compliant	Japan
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	Compliant	China
NPM Silmet AS	Tantalum	Compliant	Estonia
QuantumClean	Tantalum	Compliant	United States
RFH Tantalum Smeltry Co., Ltd.	Tantalum	Compliant	China
Solikamsk Magnesium Works OAO	Tantalum	Compliant	Russia
Taki Chemicals Co., Ltd.	Tantalum	Compliant	Japan
Telex Metals	Tantalum	Compliant	United States
Ulba Metallurgical Plant JSC	Tantalum	Compliant	Kazakhstan
XinXing Haorong Electronic Material Co., Ltd.	Tantalum	Compliant	China
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	Compliant	China
Zhuzhou Cemented Carbide	Tantalum	Compliant	China

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Alpha	Tin	Compliant	United States
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	Compliant	China
China Tin Group Co., Ltd.	Tin	Compliant	China
Cooperativa Metalurgica de Rondônia Ltda.	Tin	Compliant	Brazil
CV Ayi Jaya	Tin	Compliant	Indonesia
CV Dua Sekawan	Tin	Compliant	Indonesia
CV Gita Pesona	Tin	Compliant	Indonesia
CV Serumpun Sebalai	Tin	Compliant	Indonesia
CV Tiga Sekawan	Tin	Compliant	Indonesia
CV United Smelting	Tin	Compliant	Indonesia
CV Venus Inti Perkasa	Tin	Compliant	Indonesia
Dowa	Tin	Compliant	Japan
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	Active	Vietnam
Elmet S.L.U. (Metallo Group)	Tin	Compliant	Spain
EM Vinto	Tin	Compliant	Bolivia
Fenix Metals	Tin	Compliant	Poland
Gejiu Fengming Metallurgy Chemical Plant	Tin	Compliant	China
Gejiu Jinye Mineral Company	Tin	Compliant	China
Gejiu Kai Meng Industry and Trade LLC	Tin	Active	China
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	Compliant	China
Geiju Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	Compliant	China
Guanyang Guida Nonferrous Metal Smelting Plant	Tin	Compliant	China
HuiChang Hill Tin Industry Co., Ltd.	Tin	Compliant	China
Huichang Jinshunda Tin Co., Ltd.	Tin	Active	China
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	Compliant	China
Magnu's Minerais Metais e Ligas Ltda.	Tin	Compliant	Brazil
Malaysia Smelting Corporation (MSC)	Tin	Compliant	Malaysia
Melt Metais e Ligas S/A	Tin	Compliant	Brazil
Metallic Resources, Inc.	Tin	Compliant	United States
Metallo-Chimique N.V.	Tin	Compliant	Belgium
Mineração Taboca S.A.	Tin	Compliant	Brazil
Minsur	Tin	Compliant	Peru
Mitsubishi Materials Corporation	Tin	Compliant	Japan
Nankang Nanshan Tin Manufactory Co., Ltd.	Tin	Active	China
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Compliant	Thailand
O.M. Manufacturing Philippines, Inc.	Tin	Compliant	Philippines
Operaciones Metalurgical S.A.	Tin	Compliant	Bolivia
PT Aries Kencana Sejahtera	Tin	Compliant	Indonesia
PT Artha Cipta Langgeng	Tin	Compliant	Indonesia
PT ATD Makmur Mandiri Jaya	Tin	Compliant	Indonesia
PT Babel Inti Perkasa	Tin	Compliant	Indonesia
PT Bangka Prima Tin	Tin	Compliant	Indonesia
PT Bangka Tin Industry	Tin	Compliant	Indonesia
PT Belitung Industri Sejahtera	Tin	Compliant	Indonesia
PT Bukit Timah	Tin	Compliant	Indonesia

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
PT DS Jaya Abadi	Tin	Compliant	Indonesia
PT Eunindo Usaha Mandiri	Tin	Compliant	Indonesia
PT Inti Stania Prima	Tin	Compliant	Indonesia
PT Karimun Mining	Tin	Compliant	Indonesia
PT Kijang Jaya Mandiri	Tin	Compliant	Indonesia
PT Mitra Stania Prima	Tin	Compliant	Indonesia
PT Panca Mega Persada	Tin	Compliant	Indonesia
PT Prima Timah Utama	Tin	Compliant	Indonesia
PT Refined Bangka Tin	Tin	Compliant	Indonesia
PT Sariwiguna Binasentosa	Tin	Compliant	Indonesia
PT Stanindo Inti Perkasa	Tin	Compliant	Indonesia
PT Sukses Inti Makmur	Tin	Compliant	Indonesia
PT Sumber Jaya Indah	Tin	Compliant	Indonesia
PT Timah (Persero) Tbk Kundur	Tin	Compliant	Indonesia
PT Timah (Persero) Tbk Mentok	Tin	Compliant	Indonesia
PT Tinindo Inter Nusa	Tin	Compliant	Indonesia
PT Tommy Utama	Tin	Compliant	Indonesia
Resind Indústria e Comércio Ltda.	Tin	Compliant	Brazil
Rui Da Hung	Tin	Compliant	Taiwan
Soft Metais Ltda.	Tin	Compliant	Brazil
Thaisarco	Tin	Compliant	Thailand
VQB Mineral and Trading Group JSC	Tin	Compliant	Vietnam
White Solder Metalurgia e Mineração Ltda.	Tin	Compliant	Brazil
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	Compliant	China
Yunnan Tin Group (Holding) Company Limited	Tin	Compliant	China

A.L.M.T. TUNGSTEN Corp.	Tungsten	Compliant	Japan
Asia Tungsten Products Vietnam Ltd.	Tungsten	Compliant	Vietnam
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	Compliant	China
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	Compliant	China
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	Compliant	China
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	Compliant	China
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	Compliant	China
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	Compliant	China
Global Tungsten & Powders Corp.	Tungsten	Compliant	United States
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	Compliant	China
H.C. Starck Smelting GmbH & Co.KG	Tungsten	Compliant	Germany
H.C. Starck Tungsten GmbH	Tungsten	Compliant	Germany
Hunan Chenzhou Mining Co., Ltd.	Tungsten	Compliant	China
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten	Compliant	China
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	Compliant	China
Hydrometallurg, JSC	Tungsten	Compliant	Russia
Japan New Metals Co., Ltd.	Tungsten	Compliant	Japan
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	Compliant	China
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	Compliant	China

Smelter or Refiner Name	Mineral	Smelter or Refiner Status	Smelter or Refiner Location
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	Compliant	China
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	Compliant	China
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	Compliant	China
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	Compliant	China
Kennametal Fallon	Tungsten	Compliant	United States
Kennametal Huntsville	Tungsten	Compliant	United States
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	Compliant	China
Niagara Refining LLC	Tungsten	Compliant	United States
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	Compliant	Vietnam
Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	Compliant	Vietnam
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	Compliant	Vietnam
Wolfram Bergbau und Hütten AG	Tungsten	Compliant	Austria
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	Compliant	China
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	Compliant	China

The following notes apply to Annex I above:

(1)	“Compliant” means that a smelter or refiner was compliant with the applicable Conflict-Free Smelter Program (“CFSP”) assessment protocols.

(2)

“Active” means that the smelter or refiner (a) has submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or has agreed to complete a CFSP compliance audit conducted by an independent third party auditor or (b) is listed as undertaking a corrective action plan, in which it is actively progressing towards CFSP compliance or has committed to a CFSP validation audit.

(3)

The designations of Compliant and Active and the smelter or refiner location reflected in the table are based solely on information made publicly available by the CFSI, without independent verification by us.

ANNEX II

List of Verified Facilities Not Otherwise Listed as Compliant or Active

Smelter or Refiner Name	Mineral	Smelter or Refiner Location
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	Turkey
Caridad	Gold	Mexico
Chugai Mining	Gold	Japan
Daye Non-Ferrous Metals Mining Ltd.	Gold	China
Gansu Seemine Material Hi-Tech Co Ltd	Gold	China
Guangdong Jinding Gold Limited	Gold	China
Great Wall Precious Metals Co., Ltd. of CBPM	Gold	China
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	China
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	China
Hunan Chenzhou Mining Co., Ltd.	Gold	China
HwaSeong CJ Co. Ltd	Gold	South Korea
Lingbao Jinyuan Tonghui Refinery Co. Ltd.	Gold	China
Luo yang Zijin Yinhui Metal Smelt Co Ltd	Gold	China
Morris and Watson	Gold	New Zealand
Penglai Penggang Gold Industry Co Ltd	Gold	China
Sabin Metal Corp.	Gold	United States
SAMWON METALS Corp.	Gold	South Korea
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	China
So Accurate Group, Inc.	Gold	United States
TongLing Nonferrous Metals Group Holdings Co., Ltd.	Gold	China
Yunnan Copper Industry Co Ltd	Gold	China

An Thai Minerals Company Limited	Tin	Vietnam
An Vinh Joint Stock Mineral Processing Company	Tin	Vietnam
CNMC (Guangxi) PGMA Co. Ltd.	Tin	China
Estanho de Rondônia S.A.	Tin	Brazil
Gejiu Zili Mining and Metallurgy Co., Ltd.	Tin	China
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	Vietnam
PT Cipta Persada Mulia	Tin	Indonesia
PT Justindo	Tin	Indonesia
PT Tirus Putra Mandiri	Tin	Indonesia
PT WAHANA PERKIT JAYA	Tin	Indonesia
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	Vietnam

Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	China
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Tungsten	China